UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2006

MILLENNIUM PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28494	04-3177038
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

40 Landsdowne Street Cambridge, Massachusetts 02139	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01.   Other Events.

On November 9, 2006, Millennium announced its intention to offer $200 million aggregate principal amount of Convertible Senior Notes due November 15, 2011 pursuant to a Registration Statement on Form S-3 (File No. 333-138537) filed with the Securities and Exchange Commission.  Millennium also intends to grant the underwriters an option to purchase up to an additional $30 million aggregate principal amount of Notes to cover over-allotments.  Millennium expects to use the net proceeds from the offering primarily for potential license arrangements and acquisitions, and any balance for general corporate purposes.  Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. are acting as joint book-running managers for the offering.  The full text of the press release issued in connection with the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006	MILLENNIUM PHARMACEUTICALS, INC.

	By:	/s/ Marsha H. Fanucci
Marsha H. Fanucci
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Millennium Pharmaceuticals, Inc., dated November 9, 2006